                                                                 EXHIBIT e(1)(f)


                                 AMENDMENT NO. 5
                       TO THE SECOND AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT

                       (CLASS A SHARES AND CLASS C SHARES)

        The Second Amended and Restated Master Distribution Agreement (the "Agreement"), dated July 1, 2000, by and between AIM Funds Group, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        1. The following paragraph is added at the end of Section FOURTH:  (A):

                  "The public offering price of the Institutional Class shares of the Company shall be the net asset value per share. Net asset value per share shall be determined in accordance with the provisions of the then current Institutional Class shares' prospectus and statement of additional information."

        2. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           SECOND AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                 AIM FUNDS GROUP

CLASS A SHARES

AIM Balanced Fund
AIM Basic Balanced Fund
AIM European Small Company Fund
AIM Global Utilities Fund
AIM International Emerging Growth Fund
AIM Mid Cap Basic Value Fund
AIM New Technology Fund
AIM Select Equity Fund
AIM Small Cap Equity Fund
AIM Value Fund
AIM Value II Fund
AIM Worldwide Spectrum Fund

CLASS C SHARES

AIM Balanced Fund
AIM Basic Balanced Fund
AIM European Small Company Fund
AIM Global Utilities Fund
AIM International Emerging Growth Fund
AIM Mid Cap Basic Value Fund
AIM New Technology Fund
AIM Select Equity Fund
AIM Small Cap Equity Fund
AIM Value Fund
AIM Value II Fund
AIM Worldwide Spectrum Fund

INSTITUTIONAL CLASS SHARES

AIM Balanced Fund
AIM Value Fund"


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: March 15, 2002

                                          AIM FUNDS GROUP


Attest:   /s/ LISA A. MOSS                By: /s/ ROBERT H. GRAHAM
         ----------------------------         ---------------------------------
             Assistant Secretary                     Robert H. Graham
                                                        President



                                          A I M DISTRIBUTORS, INC.


Attest:  /s/ LISA A. MOSS                 By: /s/ MICHAEL J. CEMO
         ----------------------------         ---------------------------------
             Assistant Secretary                      Michael J. Cemo
                                                         President




                                       2